Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1/A of China Yida Holding Co. of our report dated March 25, 2009 on our audits of the financial statements of China Yida Holding Co. as of December 31, 2008 and 2007 and the results of its operations and cash flows for the two year periods ended December 31, 2008, and the reference to us under the caption “Experts”.

/s/ Kabani & Company, Inc.
Certified Public Accountants

Kabani & Company, Inc.
Los Angeles, California
June 9, 2009